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FOR IMMEDIATE RELEASE

               MGP INGREDIENTS, INC. SCHEDULES SECOND QUARTER 2003
                     FINANCIAL RELEASE DATE, CONFERENCE CALL

     ATCHISON, Kan., January 23, 2003 - MGP Ingredients, Inc. plans to report FY 2003 second quarter financial results following the close of the market on Monday, February 10, to be followed by an investor conference call at 10:00 a.m. CT on Tuesday, February 11.

     Participating  in the conference  call will be Ladd Seaberg,  President and
Chief Executive Officer; Steve Pickman, Vice President of Corporate Communications; Brian T. Cahill, Vice President and Chief Financial Officer; and Mike Trautschold, Executive Vice President of Marketing and Sales. They will review the company's second quarter results.

     Interested persons may listen to the conference call via telephone by dialing (888) 417-2310 before 9:55 a.m., or access it on the Internet at www.mgpingredients.com. Formerly known as Midwest Grain Products, Inc., the company was renamed MGP Ingredients, Inc. on Oct. 10, 2002 to reflect a greatly increased focus on the development, production and marketing of specialty ingredients derived from natural sources. The company is a pioneer in producing and marketing value-added proteins and starches derived primarily from wheat. In addition, the company produces natural food-grade alcohol for use in beverage, food and industrial applications, and fuel grade alcohol, commonly known as ethanol.

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